As filed with the Securities and Exchange Commission on March 26, 2008

Registration No. 333-147706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1
ON

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OPTIMER PHARMACEUTICALS, INC.

 (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0830300 (I.R.S. Employer Identification Number)

10110 Sorrento Valley Road, Suite C San Diego, CA 92121 (858) 909-0736 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael N. Chang
President and Chief Executive Officer
Optimer Pharmaceuticals, Inc.
10110 Sorrento Valley Road, Suite C
San Diego, CA 92121
(858) 909-0736
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
John D. Prunty Chief Financial Officer Optimer Pharmaceuticals, Inc. 10110 Sorrento Valley Road, Suite C San Diego, CA 92121 (858) 909-0736	Thomas A. Coll, Esq. Sean M. Clayton, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, CA 92121-9109 (858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share (1)	4,600,000	$6.15	$28,290,000	$1,112.00(3)

(1) Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The price per share and aggregate offering price are based on the average of the high and low sale prices of the common stock on March 24, 2008, as reported on the Nasdaq Global Market.

(3) The registrant previously paid a filing fee of $1,043 to register the shares at the time the original registration statement on
Form S-1 was filed.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Explanatory Note

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed to convert the Registration Statement on Form S-1 (Registration No. 333-147706) into a Registration Statement on Form S-3.  The Registration Statement on Form S-1 registered the resale of 4,600,000 shares of the Registrant’s common stock, par value $0.001 per share, by certain selling stockholders.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 26, 2008

Prospectus

4,600,000 Shares

Common Stock

We have registered our common stock, par value $0.001 per share, for resale by the selling stockholders identified in this prospectus. We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. Specifically, this prospectus relates to the resale of 4,600,000 shares of our common stock. The selling stockholders acquired their shares from us in a private placement that was completed on October 30, 2007. We have registered the offer and sale of the shares to satisfy registration rights we granted in connection with the private placement.

For a description of the plan of distribution of the resale shares, see "Plan of Distribution" beginning on page 6 of this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “OPTR.”  On March 24, 2008, the last reported sales price for our common stock was $6.20 per share.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2008

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find Additional Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in shares of our common stock. All references in this prospectus to “Optimer,” “the Company,” “we,” “us” or “our” mean Optimer Pharmaceuticals, Inc., unless we state otherwise or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus, together with any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

SUMMARY

Our Business

We are a biopharmaceutical company focused on discovering, developing and commercializing innovative anti-infective products.  Our initial development efforts address products that treat gastrointestinal infections, or GI infections, and related diseases where current therapies have limitations, including diminished efficacy, serious adverse side effects, drug-to-drug interactions, difficult patient compliance and bacterial resistance.

We currently have two late-stage anti-infective product candidates, OPT-80 and Prulifloxacin. OPT-80, our lead product candidate, is an antibiotic currently in two Phase 3 registration trials for the treatment of Clostridium difficile-infections, or CDI, also known as Clostridium difficile-associated disease, or CDAD, the most common nosocomial diarrhea. Prulifloxacin is an antibiotic currently in two Phase 3 trials for the treatment of infectious diarrhea in travelers, a community-acquired infection which can be caused by a broad range of bacteria. We are developing additional product candidates using our proprietary technology, including our OPopS drug discovery platform.

We were incorporated in November 1998. Our principal executive offices are located at 10110 Sorrento Valley Road, Suite C, San Diego, CA 92121, and our telephone number is (858) 909-0736. Our web site address is http://www.optimerpharma.com. The information contained in, or that can be accessed through, our web site is not part of this prospectus.

The Offering

This prospectus relates to the resale of 4,600,000 shares of our common stock by the selling stockholders identified in this prospectus. We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders acquired their shares from us in a private placement that was completed on October 30, 2007. We have registered the offer and sale of the shares to satisfy registration rights we granted in connection with the private placement.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  Before purchasing our common stock, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission, or SEC, on March 26, 2008, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or in any applicable prospectus supplement.  If any of these risks were to occur, our business financial condition or results of operations would likely suffer.  In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.  The risks and uncertainties we describe are not the only ones facing us.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, levels of activity, performance or achievements. These risks, uncertainties and other factors include, but are not limited to, those referenced under “Risk Factors” above and in any applicable prospectus supplement and any documents incorporated by reference herein or therein.

In addition, past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or any applicable prospectus supplement or the respective dates of documents incorporated herein or therein that include forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders in this offering. We received approximately $33.4 million in net proceeds in the private placement offering of the shares of common stock being offered by the selling stockholders, after deducting estimated placement agent commissions, legal fees and other offering expenses. We expect to use the net proceeds from the private placement for general corporate purposes, including the continued development of our product candidates.

SELLING STOCKHOLDERS

The shares of common stock covered hereby consist of 4,600,000 shares of our common stock that we issued to the selling stockholders in the private placement that was completed on October 30, 2007.

In connection with the registration rights we granted to the selling stockholders, we filed with the Securities and Exchange Commission, or SEC, a registration statement, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of our common stock offered by this prospectus from time to time on the Nasdaq Global Market, in privately negotiated transactions or otherwise. We have also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC, and is based upon information provided by each respective stockholder identified below, Forms 4, Schedules 13D and 13G and other public documents filed with the SEC. The number representing the number of shares of common stock beneficially owned prior to the offering for each such stockholder includes (i) all shares held by the stockholder prior to the private placement, if any, plus (ii) all shares purchased by the stockholder in the private placement, if any, and being offered pursuant to this prospectus.

Unless otherwise indicated below, to our knowledge, all persons named in this table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Except as noted in the footnotes below, none of the selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

The selling stockholders may sell some, all or none of their shares of common stock offered by this prospectus. We do not know how long the selling stockholders will hold their shares of common stock before selling them. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock being offered hereunder other than the securities purchase agreement pursuant to which the selling stockholders purchased their shares of common stock from us. The shares offered by this prospectus may be offered from time to time by the selling stockholders. Accordingly, for purposes of this table, we have assumed that, after completion of the offering, the only shares that will continue to be held by the selling stockholders are those that were owned immediately prior to the private placement, if any.

The stockholders identified below may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, or otherwise, some or all of their shares of common stock since the date on which the information in the table below is presented. Information about such stockholders may change over time.

The following table sets forth percentage ownership information based upon 27,919,980 shares of our common stock outstanding as of March 14, 2008.

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Registered for Sale Hereby (1)	Common Stock Owned Upon Completion of this Offering	% of Common Stock Owned Upon Completion of this Offering

Selling Stockholders:
Chung Chia Company Limited(2)	774,000	774,000	—	*
Hanton Consultants, Ltd.(3)	256,410	256,410	—	*
Chi-Huey Wong(4)	1,026,295	20,000	1,006,295	3.6%
Fan-Pet International Co., Ltd.(5)	150,000	150,000	—	*
Boston Life Science Venture Corp.(6)	192,308	192,308	—	*
President (BVI) International Investment Holdings Ltd.(7)	140,000	140,000	—	*
Prudence Venture Investment Corp.(8)	38,926	29,846	9,080	*
Grand Cathay Venture Capital III Co., Ltd.(9)	77,876	59,718	18,158	*
Perceptive Life Sciences Master Fund Ltd.(10)	2,092,255	800,000	1,292,255	4.6%
Deerfield Special Situations Fund International, Ltd.(11)	323,500	323,500	—	*
Deerfield Special Situations Fund, L.P.(11)	176,500	176,500	—	*
Biotech Target N.V.(12)	700,000	300,000	400,000	1.4%
Tang Capital Partners, LP(13)	482,700	300,000	182,700	*
Atlas Master Fund, Ltd.(14)	184,984	110,167	74,817	*
Visium Balanced Fund, LP(15)	40,431	40,431	—	*
Visium Balanced Offshore Fund, Ltd.(15)	82,420	82,420	—	*
Visium Long Bias Fund, LP(15)	23,048	23,048	—	*

Visium Long Bias Offshore Fund, Ltd.(15)	68,934	68,934	—	*
Enable Growth Partners L.P.(16)	148,750	148,750	—	*
Enable Opportunity Partners L.P.(16)	17,500	17,500	—	*
Pierce Diversified Strategy Master Fund LLC, Ena(16)	8,750	8,750	—	*
Steelhead Investments Ltd.(17)	150,000	150,000	—	*
The Jay Goldman Master L.P.(18)	71,850	71,850	—	*
Broadview Partners, L.P.(18)	4,005	4,005	—	*
Woodmont Investments, Ltd.(18)	74,145	74,145	—	*
UBS O’Connor LLC F/B/O: O’Connor Pipes Corporate Strategies Master Limited(19)	70,000	70,000	—	*
DWS Medical Innovations Fund(20)	240,000	50,000	190,000	*
Mediphase Offshore Master Fund, L.P.(21)	50,000	50,000	—	*
Broadfin Healthcare Fund, LP(22)	71,052	21,218	49,834	*
Broadfin Healthcare Offshore Fund, Ltd.(22)	63,509	18,782	44,727	*
Iroquois Master Fund Ltd.(23)	37,718	37,718	—	*
Baker Brothers Life Sciences, L.P.(24)	899,559	23,814	875,745	3.1%
Baker Tisch Investments, L.P.(24)	18,145	75	18,070	*
Baker Bros. Investments II, L.P.(24)	2,019	64	1,955	*
Baker Biotech Fund I, L.P.(24)	329,099	5,290	323,809	1.2%
14159, L.P.(24)	28,678	757	27,921	*

*                                         Less than 1%.

(1)                                  Share amounts may include shares sold prior to the date of this prospectus.

(2)                                  Hsu Tsui-hua has voting and investment power over the shares held by Chung Chia Company Limited.

(3)                                  Lang Chou has voting and investment power over the shares held by Hanton Consultants, Ltd.

(4)                                  Includes (i) 154,166 shares of common stock; (ii) 869,523 shares held by Chi-Huey Wong and Yieng-Li Wong Family Trust dated July 25, 2005 and (iii) 2,596 shares of common stock that Mr. Wong had the right to acquire from us within 60 days of October 31, 2007 pursuant to the exercise of stock options.

(5)                                  Li-Hung Chen has voting and investment power over the shares held by Fan-Pet International Co., Ltd.

(6)                                  Peter T. K. Wu has voting and investment power over the shares held by Boston Life Science Venture Corporation.

(7)           Chang-Sheng Lin has voting and investment power over the shares held by President (BVI) International Investment Holdings Ltd.

(8)           Jessica Wu has voting and investment power over the shares held by Prudence Venture Investment Corp.

(9)           Edward Chang has voting and investment power over the shares held by Grand Cathay Venture Capital III Co. Ltd.

(10)         Joseph Edelman has voting and investment power over the shares held by Perceptive Life Sciences Master Fund Ltd.

(11)         James E. Flynn has voting and investment power over the shares held by Deerfield Special Situations Fund International, Ltd. and Deerfield Special Situations Fund, L.P.

(12)         Biotech Target N.V. is a wholly owned subsidiary of BB Biotech AG, a Swiss stock listed entity, of which no single shareholder owns more than 10%.

(13)         Kevin C. Tang has voting and investment power over the shares held by Tang Capital Partners, LP.

(14)         Dmitry Balyasny has voting and investment power over the shares held by Atlas Master Fund, Ltd.

(15)         Jacob Gottlieb has voting and investment power over the shares held by Visium Balanced Fund, LP, Visium Balanced Offshore Fund, Ltd., Visium Long Bias Fund, LP and Visium Long Bias Offshore Fund, Ltd.

(16)         Mitch Levine has voting and investment power over the shares held by Enable Growth Partners L.P., Enable Opportunity Partners L.P. and Pierce Diversified Strategy Master Fund LLC, Ena.

(17)         HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the shares held by Steelhead Investments Ltd. pursuant to an Investment Management Agreement between HBK Investments L.P. and Steelhead Investments Ltd. HBK Investments L.P. has delegated discretion to vote and dispose of the shares held by Steelhead Investments Ltd. to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P.: Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Laurence H. Lebowitz and William E. Rose. HBK Services LLC is an affiliate of HBK Global Securities L.P., a registered broker-dealer. HBK Services LLC, on behalf of Steelhead Investments L.P., has represented to us that Steelhead Investments L.P. bought the shares to be sold in this offering in the ordinary course of business, and at the time of the purchase of such shares, it had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(18)         Jay G. Goldman has voting and investment power over the shares held by The Jay Goldman Master L.P., Broadview Partners, L.P. and Woodmont Investments, Ltd.

(19)         O’Conner Pipes Corporate Strategies Master Limited is a fund which cedes investment control to UBS O’Conner LLC, the investment manager. The investment manager makes all of the investment and voting decisions regarding the shares. UBS O’Conner is a wholly-owned subsidiary of UBS AG, which is listed and traded on the New York Stock Exchange.

(20)         Includes (i) 50,000 shares of common stock held by DWS Medical Innovations Fund; (ii) 186,000 shares of common stock held by DWS Biotechnology and (iii) 4,000 shares of common stock held by DWS Invest Biotech. DWS Medical Innovations Fund is an affiliate of Deutsche Bank, a registered broker-dealer. DWS Medical Innovations has represented to us that it bought the shares to be sold in this offering in the ordinary course of business, and at the time of the purchase of such shares, it had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(21)         Paul A. Howard has voting and investment power over the shares held by Mediphase Offshore Master Fund, L.P.

(22)         Kevin Kotler has voting and investment power over the shares held by Broadfin Healthcare Fund, LP and Broadfin Healthcare Offshore Fund, Ltd.

(23)         Joshua Silverman has voting and investment power over the shares held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of these shares.

(24)         Julian C. Baker and Felix J. Baker have voting and investment power over the shares held by Baker Brothers Life Sciences, L.P., Baker Biotech Fund I, L.P., Baker Bros. Investment II, L.P., Baker Tisch Investments, L.P. and 14159, L.P.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock issued to the selling stockholders to permit the resale of these shares from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register these shares of our common stock.

The selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of our common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of our common stock may be sold on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.  The selling stockholders may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume.  The selling stockholders may also sell shares of our common stock short and if such short sales take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the selling stockholders may deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of our common stock made prior to the date such registration statement has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales.  In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.  If a selling stockholder notifies us in writing that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement of which this prospectus is a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholder and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to such shares.  All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to such shares.

We will pay all expenses of the registration of the shares of our common stock pursuant to a registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.  We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with a registration rights agreements, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for us by Cooley Godward Kronish LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•  our Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 26, 2008;

•  our Current Reports on Form 8-K filed on January 10, 2008 and March 17, 2008;

•  the description of our common stock in our Registration Statement on Form S-1/A, filed on February 8, 2007, including any amendment or reports filed for the purpose of updating this description; and

•  all filings we make with the SEC pursuant to the Exchange Act after the date of this prospectus and before termination of this offering.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website. You may also access the documents incorporated by reference on our website at www.optimerpharma.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

In addition, we will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Corporate Secretary, Optimer Pharmaceuticals, Inc., 10110 Sorrento Valley Drive, Suite C, San Diego, CA, 92121 or call (858) 909-0736.

Optimer Pharmaceuticals, Inc.

PROSPECTUS

                                  , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                                       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC listing fee.

Amount to be Paid

SEC registration fee	$1,043
Legal fees and expenses	30,000
Accounting fees and expenses	5,000
Printing and engraving and miscellaneous expenses	5,000
Total	$41,043

ITEM 15.               INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our amended and restated certificate of incorporation and bylaws include provisions that indemnify our directors and officers for actions taken in such capacities, if the actions were taken in good faith and in a manner reasonably believed to be in our best interests and, in a criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. A director or officer who is successful in defending a claim will be indemnified for all expenses incurred in connection with his or her defense. We have entered into indemnification agreements with our officers and directors that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was or at any time becomes a director, an officer or an employee of ours or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We maintain directors and officers insurance providing indemnification for certain of our directors, officers, affiliates, partners and employees for certain liabilities.

ITEM 16.     EXHIBITS.

(a)   Exhibits

Exhibit No.		Description of Document
4.1	(2)	Certificate of Incorporation of Optimer Pharmaceuticals, Inc., as amended and restated.
4.2	(4)	Bylaws of Optimer Pharmaceuticals, Inc., as amended.
4.3	(3)	Common Stock Certificate of Optimer Pharmaceuticals, Inc.
4.4	(1)	Investors’ Rights Agreement by and among Optimer Pharmaceuticals, Inc. and certain stockholders of the registrant dated November 30, 2005, as amended and restated.
4.5	(5)	Registration Rights Agreement, dated October 23, 2007, by and among Optimer Pharmaceuticals, Inc. and the Purchasers.
5.1	(6)	Opinion of Cooley Godward Kronish LLP.
23.1		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.
23.2		Consent of Independent Registered Public Accounting Firm.
24.1		Power of Attorney. Reference is made to the signature page hereto and the Registrant’s Registration Statement on Form S-1 filed on November 29, 2007.

(1)	Filed with the Registrant’s Registration Statement on Form S-1 on November 9, 2006 and incorporated herein by reference.
(2)	Filed with the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 on January 22, 2007 and incorporated herein by reference.
(3)	Filed with the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 on February 5, 2007 and incorporated herein by reference.
(4)	Filed with the Registrant’s Current Report on Form 8-K on September 18, 2007 and incorporated herein by reference.
(5)	Filed with the Registrant’s Current Report on Form 8-K on October 29, 2007 and incorporated herein by reference.
(6)	Filed with the Registrant’s Registration Statement on Form S-1 on November 29, 2007 and incorporated herein by reference.

(b)   Financial Statement Schedules

 None.

ITEM 17.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provide however, that the undertakings set forth in paragraphs (1)(i), 1(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 26th day of March, 2008.

OPTIMER PHARMACEUTICALS, INC.

By:	/s/ MICHAEL N. CHANG

Michael N. Chang
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL N. CHANG	President, Chief Executive Officer and Director	March 26, 2008
Michael N. Chang	(Principal Executive Officer)

/s/ JOHN D. PRUNTY	Chief Financial Officer, Vice President, Finance	March 26, 2008
John D. Prunty	and Secretary (Principal Accounting and Financial Officer)

*	Director	March 26, 2008
Anthony E. Altig

*	Director	March 26, 2008
Mark Auerbach

*	Director	March 26, 2008
Joseph Y. Chang

*	Director	March 26, 2008
Martin C. Muenchbach

*	Director	March 26, 2008
Alain B. Schreiber

* By:	/s/ MICHAEL N. CHANG

Michael N. Chang

EXHIBIT INDEX

Exhibit No.		Description of Document
4.1	(2)	Certificate of Incorporation of Optimer Pharmaceuticals, Inc., as amended and restated.
4.2	(4)	Bylaws of Optimer Pharmaceuticals, Inc., as amended.
4.3	(3)	Common Stock Certificate of Optimer Pharmaceuticals, Inc.
4.4	(1)	Investors’ Rights Agreement by and among Optimer Pharmaceuticals, Inc. and certain stockholders of the registrant dated November 30, 2005, as amended and restated.
4.5	(5)	Registration Rights Agreement, dated October 23, 2007, by and among Optimer Pharmaceuticals, Inc. and the Purchasers.
5.1	(6)	Opinion of Cooley Godward Kronish LLP.
23.1		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.
23.2		Consent of Independent Registered Public Accounting Firm.
24.1		Power of Attorney. Reference is made to the signature page hereto and the Registrant’s Registration Statement on Form S-1 filed on November 29, 2007.

(1)	Filed with the Registrant’s Registration Statement on Form S-1 on November 9, 2006 and incorporated herein by reference.
(2)	Filed with the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 on January 22, 2007 and incorporated herein by reference.
(3)	Filed with the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 on February 5, 2007 and incorporated herein by reference.
(4)	Filed with the Registrant’s Current Report on Form 8-K on September 18, 2007 and incorporated herein by reference.
(5)	Filed with the Registrant’s Current Report on Form 8-K on October 29, 2007 and incorporated herein by reference.
(6)	Filed with the Registrant’s Registration Statement on Form S-1 on November 29, 2007 and incorporated herein by reference.